Exhibit 1.1

SELLING AGENCY AGREEMENT

Maximum: 833,333 Class A Common Shares

[   ], 2023

Digital Offering, LLC
1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Ladies and Gentlemen:

Introduction. This selling agency agreement (this “Agreement”) constitutes the agreement between MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”), on the one hand, and Digital Offering, LLC (the “Selling Agent”), on the other hand, pursuant to which the Selling Agent shall serve as agent for the Company, acting on a best efforts basis only, in connection with the proposed Offering (as defined below) of up to a maximum of 833,333 class A common shares of the Company (the “Shares”) to various investors (each an “Investor” and collectively, the “Investors”).

The Company hereby confirms its agreement with the Selling Agent concerning the purchase and sale of the Shares, as follows:

Section 1. Agreement to Act as Selling Agent.

(a) Agreement to Act of a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Selling Agent shall be the exclusive Selling Agent in connection with the public offering and sale by the Company of the Shares pursuant to the Company’s Registration Statement (as defined below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Selling Agent and the prospective Investors. The Selling Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Selling Agent or any of is “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Selling Agent shall act solely as the Company’s agent and not as principal. The Selling Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.

(b) The Selling Agent shall have the right to enter into soliciting dealer agreements with other broker-dealers participating in the Offering. The Cash Fee (defined below) shall be re-allowable, in whole or in part, to the soliciting dealers. The Company will not be liable or responsible to any soliciting dealer for direct payment of compensation to any soliciting dealer, it being the sole and exclusive responsibility of the Selling Agent for payment of compensation to soliciting dealers.

(c) Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at one closing (the “Closing”) on a date (the “Closing Date”) that is no later than sixty (60) days following the Effective Date (as defined below). As compensation for services rendered, on the Closing Date, the Company shall pay to the Selling Agent the fees and expenses set forth below:

(i) Cash: A cash fee (the “Cash Fee”) equal to 7.0% of the gross proceeds received by the Company from the sale of the Shares at the Closing, which such Cash Fee will be allocated by the Selling Agent among the Selling Agent and the soliciting dealers in its sole discretion.

(ii) Warrants: Purchase warrants (the “Selling Agent Warrants”) for the purchase of a number of Shares equal to 8.0% of the total number of Shares sold in the Offering. The Selling Agent Warrants will be exercisable (the “Exercise Start Date”) beginning six (6) months after the date of commencement of sales in the Offering. The Selling Agent Warrants will be exercisable for cash and on a cashless basis, will have a term of five years from the commencement of sales in the Offering and will provide for customary registration rights. The Selling Agent Warrants will have a strike price equal to 125% of the price of the Shares sold in the Offering, or $15.00 per share. The Selling Agent understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Selling Agent’s Warrants and the underlying Shares during the one hundred eighty (180) days prior to the Exercise Start Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Selling Agent’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days prior to the Exercise Start Date other than as permitted by FINRA Rule 5110(e)(2).

(iii) Expenses: Subject to compliance with FINRA Rule 5110(f)(2)(B), the Company agrees (i) to pay the Selling Agent an accountable due diligence ($25,000) and technology fees ($25,000) in the total maximum amount of $50,000 and (ii) to reimburse the Selling Agent for its reasonable and documented legal costs up to a maximum of $100,000; provided, however, that such expense fee in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(iv) Expenses if no Closing: In the event following the date of effectiveness of the Registration Statement (the “Effective Date”) there is no Closing, subject to compliance with FINRA Rules 5110(f)(2)(D), the Company agrees to pay the Selling Agent up to $100,000 for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including its legal fees, that the Selling Agent actually incurred in connection with the Offering; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(d) The term of the Selling Agent’s exclusive engagement will continue until the earlier to occur of (1) consummation of the Offering according to the terms set forth in the Registration Statement, (2) either the Selling Agent, on the one hand, or the Company, on the other hand, advising the other in writing, after the execution of the Selling Agency Agreement, that they have determined not to proceed with the Offering, (3) termination of the Selling Agency Agreement before the sale of any class A common shares pursuant to Section 10 of the Selling Agency Agreement and (4) the withdrawal of the Registration Statement filed with the Securities and Exchange Commission with respect to the Offering.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Selling Agent, as of the date hereof, and as of the Closing Date, as follows:

(a) Securities Law Filings. On November 11, 2022, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 333-268318) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of such filing, the Company met the requirements of Form S-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, not more than 15 days after the Registration Statement is declared effective, an initial final prospectus included in such registration statement relating to the offering of the Shares and the plan of distribution thereof and has advised the Selling Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Base Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and 424(b) (including the Base Prospectus as so amended or supplemented) is hereinafter called the “Prospectus Supplement.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.

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(b) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Agent expressly for use therein (the “Selling Agent Information”)). The Base Prospectus, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Selling Agent Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Selling Agent, prepare, use or refer to, any free writing prospectus.

(c) Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Selling Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Selling Agent reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, and any other materials permitted by the Securities Act. Notwithstanding the foregoing, if any of the foregoing documents are available in a publicly accessible document system, such as EDGAR as maintained by the Commission, it will be deemed delivered hereunder.

(d) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Base Prospectus and Prospectus Supplement, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Prospectus Supplement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Prospectus Supplement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors “) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the Prospectus Supplement, (ii) application(s) to the NASDAQ Capital Market (the “Trading Market”) for the listing of the Shares for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(i) Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement and the Prospectus Supplement, will be duly and validly issued, fully paid and nonassessable pursuant to the terms of the Operating Agreement of the Company dated November 9, 2022 (“Operating Agreement”), and will be free and clear of all Liens imposed by the Company. The shares underlying the Selling Agent Warrants, when issued in accordance with the terms of the Selling Agent Warrants, will be validly issued, fully paid and nonassessable pursuant to the terms of the Operating Agreement, and will be free and clear of all Liens imposed by the Company. In the event that the Company determines that it does not have a sufficient number of authorized class A common shares available for issuance upon the exercise of the Selling Agent Warrants, the Company shall take all actions necessary to increase the number of authorized class A common shares so that the Selling Agent Warrants can be exercised in full.

(j) Capitalization. The capitalization of the Company is as set forth in the Prospectus Supplement. The Company has not issued any capital shares since the date of filing of the Prospectus Supplement, other than pursuant to the exercise of employee share options under the Company’s share option plans, the issuance of shares to employees pursuant to the Company’s employee share purchase plans and pursuant to the conversion and exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any class A common shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, class A common shares (“Class A Common Share Equivalents”) outstanding as of the date of the filing of the Prospectus Supplement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement. Except as a result of the purchase and sale of the Shares and except for share options issued pursuant to the Company’s share option plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any class A common shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional class A common shares or Class A Common Share Equivalents. The issuance and sale of the Shares will not obligate the Company to issue class A common shares or other securities to any Person (other than the Investors and the Selling Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the actual knowledge of the Company, between or among any of the Company’s shareholders.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Prospectus Supplement, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by the Prospectus Supplement or disclosed in the Prospectus Supplement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(l) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Prospectus Supplement or the Shares or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the actual knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s actual knowledge, in this case limited to a review of EDGAR, the Commission has not issued any stop order or other order suspending the effectiveness of the registration statement filed by the Company under the Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

(m) Labor Relations. No material labor dispute exists or, to the actual knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the actual knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the actual knowledge of the Company the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective current active business operations as described in the Prospectus Supplement, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus Supplement, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Prospectus Supplement and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Notwithstanding the immediately preceding sentence, the Company and its Subsidiaries may determine to terminate or abandon one or more of the Intellectual Property Rights from time to time based on their respective analysis that it is not then commercially reasonable to continue an application or maintain such Intellectual Property Rights; and Invizyne is currently in that process and has determined or will determine to terminate or abandon one or more of its Intellectual Property Rights. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a notice (written or otherwise) of a claim or otherwise has any actual knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the actual knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Insurance. The Company and the Subsidiaries do not currently maintain insurance in respect of its respective businesses. As disclosed in the Prospectus Supplement, the Company and the Subsidiaries do not maintain director and officer insurance or key man insurance. The Company intends to acquire insurance that covers only the individual directors and officers in a minimum amount of at least $5 million. From time to time, as may be commercially prudent or required in the businesses in which the Company and the Subsidiaries are engaged, respectively, the Company and the Subsidiaries may apply for and acquire insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to obtain insurance coverage as and when it applies for any such coverage.

(s) Transactions With Affiliates and Employees. Except as set forth in the Prospectus Supplement, none of the officers or directors of the Company and, to the actual knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the actual knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(t) Sarbanes-Oxley; Internal Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the regulations promulgated under the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are actually known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(u) Certain Fees. Except as set forth herein and in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons (as defined below) for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of Sections 3(c)(2)(A) or (C) of the Investment Company Act of 1940, as amended. The Company will use its commercially reasonable efforts to conduct its business in a manner so that it will not become an “investment company” within the meaning of Sections 3(c)(2)(A) or (C) of the Investment Company Act of 1940, as amended and therefore will use its commercially reasonable efforts to not subject the Company to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Except as set forth in the Prospectus Supplement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x) RESERVED.

(y) Solvency. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no actual knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Base Prospectus sets forth as of December 31, 2022 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $1000,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(z) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject that have been required to be filed, subject to any permitted extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa) Foreign Corrupt Practices. Neither the Company, nor to the actual knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Accountants. The Company’s accounting firm is set forth in the Base Prospectus. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the year ended December 31, 2022.

(cc) Office of Foreign Assets Control. Neither the Company nor, to the Company’s actual knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “ Federal Reserve “). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Certificates. Any certificate signed by an officer of the Company and delivered to any of the Selling Agent or to counsel for any of the Selling Agent shall be deemed to be a representation and warranty by the Company to the Selling Agent as to the matters set forth therein.

(gg) Reliance. The Company acknowledges that the Selling Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Base Prospectus or the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

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(jj) FINRA Affiliations. Except as set forth on Schedule 2(jj), there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the actual knowledge of the Company, except as set forth on Schedule 2(jj), any five percent (5%) or greater shareholder of the Company.

(kk) No Incorporation by Reference. No documents are incorporated by reference in the Base Prospectus or the Prospectus Supplement pursuant to Item 12 of Form S-1 which were filed under the Exchange Act.

Section 3. Delivery and Payment. The Closing shall occur at the offices of the Selling Agent (or at such other place as shall be agreed upon by the Selling Agent and the Company).

(a) On or after the date of this Agreement, the Company, the Selling Agent and Wilmington Trust, N.A. (“Wilmington” or the “Escrow Agent”) will enter into an escrow agreement substantially in the form included as an exhibit to the Registration Statement pursuant to which a segregated escrow account (the “Escrow Account”) will be established, at the Company’s expense, for all investors that participate in the Offering through the Selling Agent.

(b) Prior to the Closing Date of the Offering, (i) each Investor to the extent it will be purchasing Shares that requires the use of the Escrow Account will execute and deliver a subscription agreement substantially in the form included as an exhibit to the Registration Statement (each, a “Subscription Agreement”) to the Company and the Selling Agent and copies of which will be made available to the Escrow Agent by the Selling Agent; (ii) each Investor will transfer to Wilmington for deposit into the escrow account, by wire or ACH transfer, funds in an amount equal to the price per Share as shown on the cover page of the final prospectus (multiplied by the number of Shares subscribed for by such Investor); (iii) subscription funds received by the Selling Agent or a soliciting dealer from any Investor will be promptly transmitted to Wilmington for deposit into the escrow account in compliance with Rule 15c2-4 of the Securities Exchange Act, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Shares purchased and the amount paid therefor, and (iv) the Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the escrow account. Any checks received which are made payable to any party other than “Wilmington Trust, MBD Capital Holdings Escrow Account” shall be returned to the purchaser who submitted the check and not accepted.

(c) Prior to the Closing Date of the Offering, each Investor to the extent it will be purchasing Shares through a soliciting dealer that does not require the use of the Escrow Account (i) will execute a Subscription Agreement which will be delivered to the Company and the Selling Agent; and (ii) will purchase Shares through a brokerage account opened by the Investor with such soliciting dealer and held with such soliciting dealer’s clearing firm for the exclusive benefit of the Investor. At the time of Closing, such clearing firm will transfer to the Company funds in an amount equal to the price per Share as shown on the cover page of the final prospectus multiplied by the number of Shares subscribed for by such Investor.

(d) If the Escrow Agent will have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on the Closing Date, the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the escrow agreement. Simultaneously with the release of the balance of the Escrow Account, the Selling Agent will deliver to the Company the balance of the Purchase Price of the Shares being purchased by the Investors. Against the funds released from the Escrow Account and the payment by the Selling Agent of the Purchase Price of all the Shares being subscribed for by the Investors, the Company will deliver the Shares purchased on the Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent. The Closing will take place at the office of the Selling Agent or such other location as the Selling Agent and the Company mutually agree. All actions taken at the Closing will be deemed to have occurred simultaneously on the date of the Closing.

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(e) If the Company and the Selling Agent determine that the offering will not proceed, then the Escrow Agent and Selling Agent will promptly return or cause to be returned the funds sent as subscriptions for the Shares to the Investors without deduction or interest

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Selling Agent as follows:

(a) Registration Statement Matters. The Company will advise the Selling Agent promptly after it receives notice of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus Supplement or any amended Prospectus Supplement has been filed and will furnish the Selling Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Selling Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus Supplement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus Supplement or for additional information. The Company shall use its reasonable commercial efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its reasonable commercial efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its reasonable commercial efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable commercial efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Selling Agent in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Selling Agent may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Selling Agent may reasonably request for distribution of the Shares. The Company will advise the Selling Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable commercial best efforts to obtain the withdrawal thereof at the earliest possible moment.

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(c) Amendments and Supplements to a Prospectus Supplement and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and any Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by any Prospectus Supplement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Selling Agent or counsel for any of the Selling Agent, it becomes necessary to amend or supplement any Prospectus Supplement in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement any Prospectus Supplement to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Selling Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or any Prospectus Supplement that is necessary in order to make the statements in any Prospectus Supplement as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus Supplement, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus Supplement in connection with the Offering, the Company will furnish the Selling Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Selling Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus Supplement. The Company will furnish the Selling Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of any Prospectus Supplement and any amendments and supplements thereto as the Selling Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Selling Agent, make any offer relating to the Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Selling Agent expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the class A common shares.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the Closing Date, the Company will make generally available to its security holders and to the Selling Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(j) The Company will use its reasonable commercial efforts to ensure that the Shares are listed for trading on NASDAQ upon approval of the listing application filed with NASDAQ.

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(k) The Company will not, directly or indirectly, without the prior written consent of the Selling Agent, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of the Company or securities convertible into, or exchangeable or exercisable for, shares of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Shares to be sold hereunder and under a selling shareholder resale prospectus included in the Registration Statement, (ii) the issuance of shares upon the exercise or conversion of share options, restricted stock units and warrants or other securities outstanding as of the date hereof and the issuance of shares or share options or other securities under any employee benefit or share incentive plan of the Company existing on the date hereof, and described in the Prospectus Supplement; (iii) the issuance of shares, restricted stock units or share options under any non-employee director share plan or dividend reinvestment plan described in the Prospectus Supplement, or (v) the issuance of any shares by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, provided, however that recipients of such shares agree to be bound by the terms of the lock-up letter described in Section 5(l) hereof and the sum of the aggregate number of shares of class A common shares so issued, on a fully diluted basis, shall not exceed 20% of the total outstanding class A common shares outstanding immediately following the consummation of this offering of Shares. If the Selling Agent agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

(l) Lock-Ups. The persons named in the Prospectus Supplement as executive officers, directors and nominee directors represent all of the Company’s officers and directors (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Selling Agent an executed Lock-Up Agreement, in the form attached hereto as Exhibit A, prior to the execution of this Agreement.

(m) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Selling Agent deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Selling Agent. The Company agrees that the Selling Agent and the soliciting dealers may rely upon, and each is a third-party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(n) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o) Acknowledgment. The Company acknowledges that any advice given by the Selling Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Selling Agent’s prior written consent.

Section 5. Conditions of the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Selling Agent shall have received, and the Company shall have caused to be delivered to the Selling Agent, a letter from BDO USA, LLP, the independent registered public accounting firm of the Company (“Auditor”), addressed to the Selling Agent, dated as of the date hereof, in form and substance satisfactory to the Selling Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Base Prospectus or the Prospectus Supplement, which, in the Selling Agent’ sole judgment, is material and adverse and that makes it, in the Selling Agent’ sole judgment, impracticable or inadvisable to proceed with the Offering of the Shares as contemplated by such Prospectus Supplement.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Prospectus Supplement (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the actual knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

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(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Selling Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Effect.

(e) No Litigation. Since the respective dates as of which information is given in the Base Prospectus and the Prospectus Supplement, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Selling Agent, would reasonably be expected to have a Material Adverse Effect.

(f) Representations, Warranties, Covenants and Agreements. Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(g) Opinion of Counsel for the Company. The Selling Agent shall have received on the Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter, addressed to the Selling Agent in form and substance reasonably satisfactory to the Selling Agent.

(h) Officers’ Certificate. The Selling Agent shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, or equivalent, to the effect that the signers of such certificate have reviewed the Registration Statement, the Base Prospectus, any Prospectus Supplement, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s actual knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the actual knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

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(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Selling Agent Information) and, since the Effective Date, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and any Prospectus Supplement, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital shares (except changes thereto resulting from the exercise of outstanding share options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the class A common stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(i) Bring-down Comfort Letter. On the Closing Date, the Selling Agent shall have received from BDO USA, LLP, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Selling Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(j) Stock Exchange Listing. The class A common shares shall have been approved for listing on the principal Trading Market.

(k) Lock-Up Agreements. The Selling Agent shall have received the lock-up agreements referred to in Section 4(l) hereof substantially in the form of Exhibit A from each director, nominee director and executive officer of the Company named the Prospectus Supplement.

(l) The Company shall have furnished or caused to be furnished to the Selling Agent on the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

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(n) On or after the Effective Date and before the Closing Date there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE:MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, if the effect of any such event specified in clause (c) or (d) in the reasonable judgment of the Selling Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares to be delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus Supplement.

(o) Additional Documents. On or before the Closing Date, the Selling Agent and counsel for the Selling Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Selling Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Company Expenses. In addition to the expense fees set forth in Section (a)(1)(iii) (the “Expense Fee”), the Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the class A common shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by any of the Selling Agent, preparing and printing a United States “Blue Sky Survey,” or other memorandum, and any supplements thereto, advising any of the Selling Agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval the FINRA of any of the Selling Agent’ participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the Trading Market; (ix) all costs and expenses incurred by the Company in connection with any “roadshows” including the travel and accommodation of the Company’s employees on the “roadshow,” if any;, and (xi) all other fees, costs and expenses referred to in Part II of the Registration Statement. In no event shall the Company be obligated to pay, or pay, any expenses incurred by the Selling Agent, it being understood that the Expense Fee is to include reimbursement to the Selling Agent for certain specified expenses here thant they incur.

Section 7. Indemnification and Contribution. The Company agrees to indemnify the Selling Agent in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Selling Agent, agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Selling Agent, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Selling Agent Information. In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, Base Prospectus or Prospectus Supplement or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Selling Agent, the Selling Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Selling Agent by the provisions provided in Schedule A.

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Section 8. Representations and Warranties of the Selling Agent. The Selling Agent hereby represents, warrants and covenants to the Company, as of the date hereof, and as of the Closing Date, as follows:

(a) The Selling Agent and each soliciting dealer is a member in good standing of FINRA or a registered representative thereof and is a broker-dealer registered as such under the Exchange Act. The Selling Agent and each soliciting dealer is in compliance with all material rules and regulations applicable to it generally and applicable to its participation in the Offering.

(b) Selling Agent has requisite power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(c) This Agreement has been duly authorized, executed, and delivered by the Selling Agent and is the legal, valid, and binding obligation of the Selling Agent, enforceable against the Selling Agent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally.

(d) The Selling Agent will not intentionally take any action that it reasonably believes would cause the Offering to violate the provision of the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder.

(e) Except for soliciting dealer agreements, no agreement will be made by the Selling Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

Section 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Selling Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement until the earlier of the expiration of any applicable statute of limitations and the third anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect. A successor to a Selling Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10. Termination,

(a) This Agreement shall become effective upon the later of: (i) receipt by the Selling Agent and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

(b) The Selling Agent shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or at a time as practical as possible prior to the consummation of the Closing if on or after the Effective Date and before the Closing Date (i) the class A common shares shall not have been approved for listing on the principal Trading Market or (ii) there shall have occurred any of the events specified in Section 5(n) above.

(c) Any notice of termination pursuant to this Section 10 shall be in writing.

(d) Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement.

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Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Selling Agent, to the addresses set forth above, Gordon McBean, Chief Executive Officer of the Selling Agent, email: gmcbean@digitaloffering.com.

With a copy to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

Attention: Lou Bevilacqua

Email: lou@bevilacquapllc.com

If to the Company:

MDB Capital Holdings, LLC 4209

Meadowdale Lane

Dallas, TX 75229

Email: d@mdb.com

Attention: Anthony DiGiandomenico

With a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue, 17th Floor

New York, NY 10017

Attention: Andrew Hudders

Email: ahudders@golenbock.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Selling Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Selling Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Selling Agent mailed by certified mail to the Selling Agent address shall be deemed in every respect effective service process upon such Selling Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that none of the Selling Agent, any of its affiliates, any of the officers, directors, employees, agents and representatives of the Selling Agent or any of their respective affiliates and each other person, if any, controlling any of the Selling Agent or any of their respective affiliates (each a “Relevant Person”), shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company arising out of the processing of orders for securities in respect of which the Selling Agent has not engaged in selling efforts, except for any loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs or legal or other expenses that are finally judicially determined to have resulted from the bad faith or gross negligence of such Relevant Person.

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Section 15. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the Offering of the Shares: (i) the Selling Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Selling Agent owe the Company only those duties and obligations set forth in this Agreement and (iii) the Selling Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Selling Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Nothing in this Agreement shall be construed to limit the ability of the Selling Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons other than the Company.

(d) As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MDB Capital Holdings, LLC,
a Delaware limited liability company

By:
Name:
Title:

The foregoing Selling Agency Agreement is hereby confirmed and accepted as of the date first above written.

DIGITAL OFFERING, LLC

By:
Name:	Gordon McBean
Title:	Chief Executive Officer

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SCHEDULE A – INDEMNIFICATION

The Company agrees to indemnify and hold harmless Digital Offering, LLC (“Digital Offering”) and its respective affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents, including any and all soliciting dealers, and controlling persons (Digital Offering and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Digital Offering of the services contemplated by or the engagement of Digital Offering pursuant to, this Agreement and will promptly reimburse any Indemnified Party on demand for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without the Company’s prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Digital Offering’s willful misconduct or gross negligence or from the Selling Agent Information. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Digital Offering pursuant to, or the performance by Digital Offering of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Digital Offering’s willful misconduct or gross negligence or from the Selling Agent Information.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnified Party pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company and the Company explicitly agrees to cover the expenses of such counsel, (ii) the Indemnified Party(ies) has (or have) reasonably concluded (based upon written advice of counsel to the Indemnified Party(ies)) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon the written advice of counsel to the Indemnified Party(ies)) between the Indemnified Party(ies) and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party(ies) to conduct the defense of both the Company and the Indemnified Party(ies) (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is materially different from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Digital Offering on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and Digital Offering, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Digital Offering of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to Digital Offering under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Digital Offering shall not be required to contribute any amount in excess of the amount by which fees paid to Digital Offering hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Digital Offering has otherwise been required to pay.

The Company agrees that without the prior written consent of Digital Offering, which shall not be unreasonably withheld, conditioned or delayed, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which Digital Offering or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse Digital Offering on a monthly basis for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Re:	MDB Capital Holdings, LLC – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of class A common shares, or rights to acquire such class A common shares, of MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”), understands that Digital Offering, LLC (the “Selling Agent”), proposes to enter into a Selling Agency Agreement (the “Selling Agency Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s class A common shares.

To induce the Selling Agent to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Selling Agent that, without the Selling Agent’s prior written consent, the undersigned will not, during the period commencing on the effectiveness date of the registration statement (the “Registration Statement”) and ending 180 days following the closing date of the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any class A common shares or any securities directly or indirectly convertible into or exercisable or exchangeable for class A common shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the class A common shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of class A common shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, it is agreed that the foregoing restrictions shall not be applicable to any class A common shares the undersigned may purchase in the Public Offering. Notwithstanding the foregoing, if the Offering is abandoned or does not close by [*], 2023, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

(i) the sale of class A common shares pursuant to the Selling Agency Agreement;

(ii) transactions relating to class A common shares acquired in open market transactions after the completion of the Public Offering;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase class A common shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement; (b) transfers of class A common shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(iv) transfers of class A common shares or any security directly or indirectly convertible into or exercisable or exchangeable for class A common shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

(v) any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vi) (a) any distributions or transfers without consideration of class A common shares or any security directly or indirectly convertible into or exercisable or exchangeable for class A common shares to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement; or

(vii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of class A common shares, provided that such plan does not provide for the transfer of class A common shares during the Lock-Up Period.

Provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Selling Agent’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any class A common shares or any security directly or indirectly convertible into or exercisable or exchangeable for class A common shares.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

If the undersigned is an officer or director of the Company, (i) the Selling Agent agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of class A common shares, the Selling Agent will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Selling Agent hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the Registration Statement and sell class A common shares thereunder.

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The undersigned understands that the Company and the Selling Agent are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to a Selling Agency Agreement the terms of which are subject to negotiation between the Company and the Selling Agent and that there is no assurance that the Company and the Selling Agent will enter into an Selling Agency Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Selling Agent, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Selling Agency Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Selling Agency Agreement before the sale of any class A common shares and closing thereof pursuant to the Selling Agency Agreement, (3) the withdrawal of the Registration Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) [*], 2022, in the event that the Selling Agency Agreement has not been executed by that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

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For Individuals	For Entities

Name of Individual	Name of Entity

Signature of Individual	Signature of Authorized Person

_______________
Date	Print Name of Authorized Person

Print Title of Authorized Person

________________
Date

[Signature page to Lock-Up Agreement]

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